UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/15/2006

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

Effective September 19, 2006, Knoll, Inc. (the "Company") reinstituted its stock option proceeds stock repurchase program (the "Options Repurchase Program"), whereby the Company purchases shares of its common stock in the open market using the cash proceeds received by the Company upon the exercise of options to purchase shares of the Company's common stock. The Company entered into a Stock Repurchase Instruction and Agreement with Banc of America Securities LLC ("Banc of America"), pursuant to which the Company authorized Banc of America to effect such stock purchases on behalf of the Company commencing September 19, 2006.

The Company also reinstituted its previously announced general $50 million stock repurchase program (the "General Repurchase Program"). Repurchases under the General Repurchase Program can commence in November 2006, but actual repurchases will be made in the Company's discretion based on market conditions and other factors deemed relevant by the Company.

Both the Options Repurchase Program and the General Repurchase Program were suspended in August 2006 in connection with the Company's recently completed secondary offering.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: September 15, 2006	By:	/s/ Barry L. McCabe
Barry L. McCabe
Senior Vice President and Chief Financial Officer